Exhibit 99.1

JAKKS PACIFIC REPORTS FIRST QUARTER 2023 FINANCIAL RESULTS

Gross Profit increases by 5% versus Prior Year

SANTA MONICA, Calif., April 27, 2023 – JAKKS Pacific, Inc. [NASDAQ: JAKK] today reported financial results for the first quarter ended March 31, 2023.

First Quarter 2023 Overview:

●	Net sales were $107.5 million, down 11% compared to $120.9 million in Q1 2022
●	Back-to-back $100+ million net sales Q1s for the first time since 2008-2009
●	Gross margin of 29.2%, up 450 basis points vs. Q1 2022
●	Gross profit of $31.4 million, up 5% compared to $29.9 million in Q1 2022
●	Higher selling expenses of $7.7 million vs. $4.9 million in Q1 2022, driven by costs associated with temporary warehouse capacity.
●	Net loss attributable to common stockholders of $5.7 million compared to a net loss attributable to common stockholders of $4.2 million in Q1 2022
●	Adjusted net loss attributable to common stockholders (a non-GAAP measure) of $4.0 million, compared to an adjusted net loss attributable to common stockholders of $2.6 million in Q1 2022
●	Adjusted EBITDA (a non-GAAP measure) was negative $1.1 million, compared to positive $1.9 million in Q1 2022
●	Trailing twelve month adjusted EBITDA of $73.3 million (9.4% of net sales) up 37% from $53.6 million (8.1% of net sales) in the trailing twelve months ended March 2022

Management Commentary

“We are pleased with our year-to-date performance as we close the first quarter,” said Stephen Berman, JAKKS Pacific Inc.’s Chairman and CEO, “and are excited about the possibilities for the remainder of the year. We shipped over $100 million worth of product in Q1 for the second consecutive year and it is the first time we’ve done that in back-to-back years since 2009. We have challenging revenue comparisons all year, but our significant gross margin improvement lessened the impact in the first quarter.  Our Q1 gross profit dollars haven’t been this high since 2015. We managed inventory down further and eliminated most of our temporary warehouse capacity. And, as we previously disclosed, earlier in the quarter we paid down our long-term debt to less than $30 million.

“Our Q1 International business grew, with Toys/Consumer Products increasing 7% to $20.0 million and Costumes increasing 64% to $3.0 million, with Latin American being particularly strong. On a global basis, our Action Play and Collectible business was up 19% or $6.1 million which helped compensate for a decline in our Dolls, Role Play business which was down 23%, or $14.2 million.

“There’s a lot more work to do in the short-term to set us up for a strong holiday season, but the team is engaged and aggressively focused on continuing the positive momentum we’ve generated in recent years. It’s a great time to be at JAKKS Pacific.”

First Quarter 2023 Results

Net sales for the first quarter 2023 were $107.5 million down 11% versus $120.9 million last year. The decrease was driven primarily by lower sales in North America, which were down 16% to $77.9 million in Toys/Consumer Products and down 17% to $6.6 million in Costumes. Net sales of Disguise costumes were down to $9.6 million from $9.8 million last year, a decrease of 2% globally.

Gross profit in the first quarter of 2023 was $31.4 million or 29.2% of net sales, compared to $29.9 million or 24.7% of net sales in the prior year, driven by drastically reduced container and import-related costs offset by higher royalty and product costs as a percent of sales. SG&A costs were $35.8 million, up from $30.7 million in the prior year, driven in part by higher warehousing expenses. As a percentage of net sales, SG&A costs were 33.3%, up from 25.4% in the prior year.

The net loss attributable to common stockholders was $5.7 million, or $0.58 per basic and diluted share, compared to a net loss attributable to common stockholders of $4.2 million, or $0.43 per basic and diluted share in the first quarter of 2022. The adjusted net loss attributable to common stockholders (a non-GAAP measure) was $4.0 million, or $0.40 per basic and diluted share in the first quarter of 2023 compared to a net loss attributable to common stockholders of $2.6 million or $0.28 per basic and diluted share in the first quarter of 2022.

Adjusted EBITDA (a non-GAAP measure) was negative $1.1 million for the first quarter of 2023, compared to positive $1.9 million a year ago. For the trailing twelve months ended March 31, 2023, adjusted EBITDA was $73.3 million, up 37% compared to $53.6 million for the trailing twelve months ended March 31, 2022. (See note below on “Use of Non-GAAP Financial Information.”)

Balance Sheet

The Company’s cash and cash equivalents (including restricted cash) totaled $38.3 million as of March 31, 2023 compared to $85.5 million as of December 31, 2022, and $39.2 million as of March 31, 2022.  The Company’s inventory totaled $64.0 million as of March 31, 2023 compared to $80.6 million as of December 31, 2022, and $85.3 million as of March 31, 2022. As previously disclosed, the Company made $38.1 million in additional principal payments in the quarter, reducing the debt total to $29.4 million net of issuance costs and debt discounts.

Use of Non-GAAP Financial Information

In addition to the preliminary results reported in accordance with U.S. GAAP included in this release, the Company has provided certain non-GAAP financial information including Adjusted EBITDA which is a non-GAAP metric that excludes various items that are detailed in the financial tables and accompanying footnotes reconciling GAAP to non-GAAP results contained in this release. Management believes that the presentation of these non-GAAP financial measures provides useful information to investors because the information may allow investors to better evaluate ongoing business performance and certain components of the Company’s results. In addition, the Company believes that the presentation of these financial measures enhances an investor’s ability to make period-to-period comparisons of the Company’s operating results. This information should be considered in addition to the results presented in accordance with GAAP and should not be considered a substitute for the GAAP results. The Company has reconciled the non-GAAP financial information included in this release to the nearest GAAP measures. See the attached “Reconciliation of Non-GAAP Financial Information.” “Total liquidity” is calculated as cash and cash equivalents, plus availability under the Company’s $67.5 million revolving credit facility.

Conference Call Live Webcast

JAKKS Pacific will webcast its first quarter earnings call at 5:00 p.m. Eastern Time/2:00 p.m. Pacific Time today. To listen to the live webcast and access the accompanying presentation slides, go to www.jakks.com/investors and click on the earnings website link under the Presentations tab at least 20 minutes prior to register, download and install any necessary audio software.

A replay of the call will be available on JAKKS’ website approximately two hours following completion of the call through May 4, 2023 ending at 8:00 p.m. Eastern Time/5:00 p.m. Pacific Time. The playback can be accessed by calling (888) 859-2056 or (404) 537-3406 for international callers, with passcode “2188217#” for both playback numbers.

About JAKKS Pacific, Inc.

JAKKS Pacific, Inc. is a leading designer, manufacturer and marketer of toys and consumer products sold throughout the world, with its headquarters in Santa Monica, California. JAKKS Pacific’s popular proprietary brands include: Fly Wheels®, Perfectly Cute®, ReDo® Skateboard Co., AirTitans®, Sky Ball®, JAKKS Wild Games™, Moose Mountain®, Maui®, SportsZone™, Kids Only!™, Xtreme Power Dozer®, Disguise®, WeeeDo®, Ami Amis™ and a wide range of entertainment-inspired products featuring premier licensed properties. Through JAKKS Cares, the company’s commitment to philanthropy, JAKKS is helping to make a positive impact on the lives of children. Visit us at www.jakks.com and follow us on Instagram (@jakkstoys), Twitter (@jakkstoys) and Facebook (@jakkstoys).

Forward Looking Statements

This press release may contain “forward-looking statements” (within the meaning of the Private Securities Litigation Reform Act of 1995) that are based on current expectations, estimates and projections about JAKKS Pacific's business based partly on assumptions made by its management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such statements due to numerous factors, including, but not limited to, those described above, changes in demand for JAKKS Pacific's products, product mix, the timing of customer orders and deliveries, the impact of competitive products and pricing, or that any future transactions will result in future growth or success of JAKKS. The “forward-looking statements” contained herein speak only as of the date on which they are made, and JAKKS undertakes no obligation to update any of them to reflect events or circumstances after the date of this release.

Contact:
JAKKS Pacific Investor Relations
(424) 268-9567; Lucas Natalini, investors@jakks.net

JAKKS Pacific, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)

	March 31,		December 31,
	2023	2022	2022
	(In thousands)
Assets
Current assets:
Cash and cash equivalents	$38,103	$39,225	$85,297
Restricted cash	198	-	193
Accounts receivable, net	85,171	103,730	102,771
Inventory	63,988	85,306	80,619
Prepaid expenses and other assets	12,849	17,412	6,331
Total current assets	200,309	245,673	275,211

Property and equipment	130,668	124,289	130,437
Less accumulated depreciation and amortization	114,499	110,345	115,575
Property and equipment, net	16,169	13,944	14,862

Operating lease right-of-use assets, net	17,634	17,089	19,913
Deferred income tax assets, net	57,804	-	57,804
Goodwill	35,083	35,083	35,083
Intangibles and other assets, net	2,387	3,980	2,469
Total assets	$329,386	$315,769	$405,342

Liabilities, Preferred Stock and Stockholders' Equity

Current liabilities:
Accounts payable	$27,714	$36,439	$33,687
Accounts payable - Meisheng (related party)	8,024	15,511	9,820
Accrued expenses	27,005	30,596	37,998
Reserve for sales returns and allowances	41,064	39,375	51,877
Income taxes payable	6,241	1,205	8,165
Short term operating lease liabilities	10,009	11,014	10,746
Short term debt, net	2,475	2,475	25,529
Total current liabilities	122,532	136,615	177,822

Long term operating lease liabilities	8,095	7,399	9,863
Debt, non-current portion, net	26,969	92,934	41,622
Preferred stock derivative liability	21,772	21,927	21,918
Income taxes payable	2,941	215	2,929
Deferred income tax liabilities, net	-	51	-
Total liabilities	182,309	259,141	254,154

Preferred stock accrued dividends	4,857	3,420	4,490

Stockholders' equity:
Common stock, $.001 par value	10	10	10
Additional paid-in capital	275,695	272,821	275,187
Accumulated deficit	(117,331)	(207,240)	(112,018)
Accumulated other comprehensive loss	(17,150)	(13,614)	(17,482)
Total JAKKS Pacific, Inc. stockholders' equity	141,224	51,977	145,697
Non-controlling interests	996	1,231	1,001
Total stockholders' equity	142,220	53,208	146,698
Total liabilities, preferred stock and stockholders' equity	$329,386	$315,769	$405,342

Supplemental Balance Sheet and Cash Flow Data (Unaudited)

	March 31,
Key Balance Sheet Data:	2023	2022

Accounts receivable days sales outstanding (DSO)	71	77
Inventory turnover (DSI)	76	84

	Three Months Ended March 31,
Condensed Cash Flow Data:	2023	2022
	(In thousands)
Cash flows used in operating activities	$(4,116)	$(2,736)
Cash flows used in investing activities	(3,472)	(1,817)
Cash flows used in financing activities and other	(39,601)	(1,554)
Decrease in cash, cash equivalents and restricted cash	$(47,189)	$(6,107)

Capital expenditures	$(3,490)	$(1,817)

JAKKS Pacific, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended March 31,
	2023	2022	Δ (%)
	(In thousands, except per share data)

Net sales	$107,484	$120,881	(11)%
Less: Cost of sales
Cost of goods	58,304	72,058	(19)
Royalty expense	16,654	17,690	(6)
Amortization of tools and molds	1,089	1,216	(10)
Cost of sales	76,047	90,964	(16)
Gross profit	31,437	29,917	5
Direct selling expenses	7,741	4,902	58
General and administrative expenses	27,994	25,153	11
Depreciation and amortization	102	596	(83)
Selling, general and administrative expenses	35,837	30,651	17
Loss from operations	(4,400)	(734)	499
Other income (expense):
Other income (expense), net	438	86	409
Change in fair value of preferred stock derivative liability	147	(645)	nm
Interest income	117	3	nm
Interest expense	(3,003)	(2,202)	36
Loss before provision for (benefit from) income taxes	(6,701)	(3,492)	92
Provision for (benefit from) income taxes	(1,383)	417	nm
Net loss	(5,318)	(3,909)	36
Net loss attributable to non-controlling interests	(5)	(100)	(95)
Net loss attributable to JAKKS Pacific, Inc.	$(5,313)	$(3,809)	39%
Net loss attributable to common stockholders	$(5,680)	$(4,155)	37%
Loss per share - basic & diluted	$(0.58)	$(0.43)
Shares used in loss per share - basic & diluted	9,871	9,588

	Three Months Ended March 31,
	2023	2022	Δ bps
			Fav/(Unfav)
Net sales	100.0%	100.0%	-
Less: Cost of sales
Cost of goods	54.3	59.6	530
Royalty expense	15.5	14.6	(90)
Amortization of tools and molds	1.0	1.1	10
Cost of sales	70.8	75.3	450
Gross profit	29.2	24.7	450
Direct selling expenses	7.2	4.1	(310)
General and administrative expenses	26.0	20.8	(520)
Depreciation and amortization	0.1	0.5	40
Selling, general and administrative expenses	33.3	25.4	(790)
Loss from operations	(4.1)	(0.7)	(340)
Other income (expense):
Other income (expense), net	0.4	0.1
Change in fair value of preferred stock derivative liability	0.1	(0.5)
Interest income	0.1	-
Interest expense	(2.8)	(1.8)
Loss before provision for (benefit from) income taxes	(6.3)	(2.9)
Provision for (benefit from) income taxes	(1.3)	0.3
Net loss	(5.0)	(3.2)
Net loss attributable to non-controlling interests	-	(0.1)
Net loss attributable to JAKKS Pacific, Inc.	(5.0)%	(3.1)%
Net loss attributable to common stockholders	(5.3)%	(3.4)%

JAKKS Pacific, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Information (Unaudited)

Reconciliation of GAAP to Non-GAAP measures:

This press release and accompanying schedules provide certain information regarding Adjusted EBITDA and Adjusted Net Income (Loss), which may be considered non-GAAP financial measures under the rules of the Securities and Exchange Commission. The non-GAAP financial measures included in the press release are reconciled to the corresponding GAAP financial measures below, as required under the rules of the Securities and Exchange Commission regarding the use of non-GAAP financial measures. We define Adjusted EBITDA as income (loss) from operations before depreciation, amortization and adjusted for certain non-recurring and non-cash charges, such as reorganization expenses and restricted stock compensation expense. Net income (loss) is similarly adjusted and tax-effected to arrive at Adjusted Net Income (Loss). Adjusted EBITDA and Adjusted Net Income (Loss) are not recognized financial measures under GAAP, but we believe that they are useful in measuring our operating performance. We believe that the use of the non-GAAP financial measures enhances an overall understanding of the Company’s past financial performance, and provides useful information to the investor by comparing our performance across reporting periods on a consistent basis.

Investors should not consider these measures in isolation or as a substitute for net income, operating income, or any other measure for determining the Company’s operating performance that is calculated in accordance with GAAP. In addition, because these measures are not calculated in accordance with GAAP, they may not necessarily be comparable to similarly titled measures employed by other companies.

	Three Months Ended March 31,
	2023	2022	Δ ($)
	(In thousands)
EBITDA and Adjusted EBITDA
Net loss	$(5,318)	$(3,909)	$(1,409)
Interest expense	3,003	2,202	801
Interest income	(117)	(3)	(114)
Provision for (benefit from) income taxes	(1,383)	417	(1,800)
Depreciation and amortization	1,191	1,812	(621)
EBITDA	(2,624)	519	(3,143)
Adjustments:
Other (income) expense, net	(438)	(86)	(352)
Restricted stock compensation expense	2,089	870	1,219
Change in fair value of preferred stock derivative liability	(147)	645	(792)
Adjusted EBITDA	$(1,120)	$1,948	$(3,068)
Adjusted EBITDA/Net sales %	(1.0)%	1.6%	-260 bps

	Trailing Twelve Months Ended March 31,
	2023	2022	Δ ($)
	(In thousands)
TTM EBITDA and TTM Adjusted EBITDA
TTM Net income	$89,674	$14,254	$75,420
Interest expense	11,984	11,431	553
Interest income	(241)	(14)	(227)
Provision for (benefit from) income taxes	(42,808)	555	(43,363)
Depreciation and amortization	9,957	10,270	(313)
TTM EBITDA	68,566	36,496	32,070
Adjustments:
Other (income) expense, net	(1,149)	(477)	(672)
Restricted stock compensation expense	6,301	2,581	3,720
Change in fair value of convertible senior notes	-	7,372	(7,372)
Change in fair value of preferred stock derivative liability	(156)	6,490	(6,646)
Employee Retention Credit/Gov't Employment Support	(249)	-	(249)
Gain on loan forgiveness	-	(6,206)	6,206
Loss on debt extinguishment	-	7,351	(7,351)
TTM Adjusted EBITDA	$73,313	53,607	$19,706	37%
TTM Adjusted EBITDA/TTM Net sales %	9.4%	8.1%	130 bps

	Three Months Ended March 31,
	2023	2022	Δ ($)
	(In thousands, except per share data)
Adjusted net income (loss) attributable to common stockholders
Net loss attributable to common stockholders	$(5,680)	$(4,155)	$(1,525)
Restricted stock compensation expense	2,089	870	1,219
Change in fair value of preferred stock derivative liability	(147)	645	(792)
2021 BSP Term Loan prepayment penalty	150	-	150
Tax impact of additional charges	(368)	-	(368)
Adjusted net loss attributable to common stockholders	$(3,956)	$(2,640)	$(1,316)
Adjusted loss per share - basic & diluted	$(0.40)	$(0.28)	$(0.12)
Shares used in adjusted loss per share - basic & diluted	9,871	9,588	283

JAKKS Pacific, Inc. and Subsidiaries

Net Sales by Division and Geographic Region

(In thousands)	Q1
Divisions	2023	2022	2021	% Change 2023 v 2022	% Change 2022 v 2021
Toys/Consumer Products	$97,893	$111,123	$79,875	-11.9%	39.1%
Dolls, Role-Play/Dress Up	47,843	62,006	45,155	-22.8%	37.3%
Action Play & Collectibles	37,846	31,698	16,405	19.4%	93.2%
Outdoor/Seasonal Toys	12,204	17,419	18,315	-29.9%	-4.9%
Costumes	$9,591	$9,758	$3,968	-1.7%	145.9%
Total	$107,484	$120,881	$83,843	-11.1%	44.2%

(In thousands)	Q1
Regions	2023	2022	2021	% Change 2023 v 2022	% Change 2022 v 2021
United States	$80,443	$97,050	$68,916	-17.1%	40.8%
Europe	10,162	13,389	7,337	-24.1%	82.5%
Latin America	9,204	2,385	2,455	285.9%	-2.9%
Canada	4,054	3,379	2,101	20.0%	60.8%
Asia	1,380	2,076	1,415	-33.5%	46.7%
Australia & New Zealand	1,608	1,491	1,188	7.8%	25.5%
Middle East & Africa	633	1,111	431	-43.0%	157.8%
Total	$107,484	$120,881	$83,843	-11.1%	44.2%

(In thousands)	Q1
Regions	2023	2022	2021	% Change 2023 v 2022	% Change 2022 v 2021
North America	$84,497	$100,429	$71,016	-15.9%	41.4%
International	22,987	20,452	12,827	12.4%	59.4%
Total	$107,484	$120,881	$83,843	-11.1%	44.2%